                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ]    Confidential for Use of the Commission Only (as permitted by Rule
       14a-6(e)(2))
[x]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

             ---------------------------------------------------
                            Dave & Buster's, Inc.
              (Name of Registrant as Specified In Its Charter)
             ---------------------------------------------------

               Alan L. Murray, Vice President and General Counsel
                    (Name of Person Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[x]    No fee required.
[ ] Fee computed on the table below per Exchange Act Rule 14a-6(i)(4) and 0-11 ("Rule 0-11").

       (1)     Title of each class of securities to which transaction applies
       (2)     Aggregate number of securities to which transaction applies
       (3) Per unit price or other underlying value of transaction computed pursuant to Rule 0-11
       (4)     Proposed maximum aggregate value of transaction
       (5)     Total fee paid
[ ]    Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.
               (1)      Amount Previously Paid
               (2)      Form, Schedule or Registration Statement No.:
               (3)      Filing Party
               (4)      Date Filed

                            DAVE & BUSTER'S, INC.
                            2751 Electronic Lane
                             Dallas, Texas 75220

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD JUNE 11, 1997

To the holders of Common Stock of
Dave & Buster's, Inc.:

       NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Dave & Buster's, Inc. (the "Company") will be held in The Show Room at Dave & Buster's, 10727 Composite Drive, Dallas, Texas, on June 11, 1997 at 1:00 p.m. local time, for the following purposes:

               (a) To elect one class of directors (consisting of three directors) of the Company for a three year term; and

               (b) To transact such other business as may properly come before the meeting or any adjournment thereof.

       Only stockholders of record at the close of business on May 7, 1997 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

       Whether or not you plan to attend the Annual Meeting and regardless of the number of shares you own, please date, sign and return the enclosed proxy card in the enclosed envelope (which requires no postage if mailed in the United States).

                                        By Order of the Board of Directors



                                        Alan L. Murray
                                        Secretary


Dallas, Texas
May 12, 1997

                            DAVE & BUSTER'S, INC.
                            2751 Electronic Lane
                             Dallas, Texas 75220


                               PROXY STATEMENT
                                     FOR
                       ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD JUNE 11, 1997

       This Proxy Statement is furnished to stockholders of Dave & Buster's Inc., a Missouri corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on June 11, 1997, and at any and all adjournments or postponements thereof. Proxies in the form enclosed will be voted at the meeting, if properly executed, returned to the Company prior to the meeting and not revoked. The proxy may be revoked at any time before it is voted by giving written notice to the Secretary of the Company.

       This Proxy Statement and accompanying form of proxy are being mailed to the Company's stockholders on or about May 12, 1997. The Company's Annual Report, covering the Company's 1996 fiscal year, is enclosed herewith but does not form any part of the materials for solicitation of proxies.

                       ACTION TO BE TAKEN AT THE MEETING

       Only holders of record of common stock at the close of business on May 7, 1997 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, the Company had issued and outstanding, and entitled to vote at the Annual Meeting, approximately 7,268,056 shares of common stock. The presence, either in person or by properly executed proxy, of the holders of record of a majority of the common stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting.

       At the Annual Meeting, holders of the Company's common stock will consider and vote for the election of James W. Corley, Peter A. Edison and Mark B. Vittert to a three year term as directors of the Company. Should any nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election in his stead of any other person the Board of Directors may recommend. Each nominee has expressed his intention to serve the entire term of three years for which election is sought.

       Holders of record of common stock are entitled to one vote per share. The election as a director of each nominee for election as a director requires the affirmative vote of the holders of record of a plurality of the outstanding voting power of the shares of common stock represented, in person or by proxy, at the Annual Meeting.

       The accompanying proxy, unless the stockholder otherwise specifies in the proxy, will be voted (i) for the election to a three year term as directors of the Company of the three nominees set forth above; and (ii) at the discretion of the proxy holders on any other matter that may properly come before the meeting or any adjournment thereof. Where stockholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. Abstentions will be included in vote totals and, as such, will have the same effect on any proposal other than the election of directors as a negative vote. Broker non-votes will not count for or against the matters to be voted on at the Annual Meeting.

       If any other matter or business is brought before the meeting, the proxy holders may vote the proxies in their discretion. The directors do not know of any such other matter or business.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

       The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of March 31, 1997 for (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of common stock, (ii) each director and nominee for director of the Company, (iii) each of the named executive officers, and (iv) all of the directors and officers of the Company as a group. Except pursuant to applicable community property laws and except as otherwise indicated, each stockholder identified in the table possesses sole voting and investment power with respect to its or his shares.

                                                            Shares Beneficially Owned(1)
Name                                                          Number             Percent
----                                                        ---------           ---------
5% OR MORE STOCKHOLDERS:

Raborn & Co., Inc.                                           455,050                6.3%
777 E. Atlantic Avenue, Suite 301
Delray Beach, Florida 33483

DIRECTORS AND EXECUTIVE OFFICERS:

David O. Corriveau                                           365,147                5.0%
2751 Electronic Lane
Dallas, Texas 75220

James W. Corley                                              355,147                4.8%

Barry N. Carter                                                6,000                *

Gary W. Duffey                                                 1,500                *

Cory J. Haynes                                                 3,500                *

Charles M. Krauthamer, Jr.                                     3,780                *

Kimberly M. Martinez                                           1,500                *

Charles Michel                                                 4,478                *

Alan L. Murray                                                 2,600                *

Dennis C. Paine                                                5,350               *

J. Michael Plunkett                                            9,900               *

Mary E. Reynolds                                               1,400               *

Sterling R. Smith                                              9,600               *

Bryan L. Spain                                                 1,000               *

Allen J. Bernstein                                             5,000               *

Peter A. Edison                                               87,237 (2)           1.2%

Walter S. Henrion                                             43,483               *

Mark A. Levy                                                   5,000               *

Christopher C. Maguire                                             0 (5)           *

Andrew E. Newman                                             142,356 (3)           1.9%

Martin K. Sneider                                             20,536 (4)           *

Mark B. Vittert                                                5,000               *

ALL DIRECTORS AND OFFICERS
  AS A GROUP (15 PERSONS)                                  1,079,514              14.7%

-------------------------

*        Indicates less than 1%.
(1) Includes shares issuable upon exercise of stock options which are vested or will be vested prior to May 31, 1997.

(2) Mr. Edison has sole voting and dispositive power with respect to 13,145 shares and shared voting and dispositive power with respect to 74,092 shares.

(3) Mr. Newman has sole voting and dispositive power with respect to 44,236 shares and shared voting and dispositive power with respect to 98,120 shares.

(4) Mr. Sneider has sole voting and dispositive power with respect to 20,530 shares and shared voting and dispositive power with respect to 6 shares. Mr. Sneider resigned as a director in April 1997.

(5)      Mr. Maguire was elected a director in April 1997.


                        DIRECTORS AND EXECUTIVE OFFICERS

       A brief description of each director and executive officer of the Company is provided below. Directors hold office until the next annual meeting of the stockholders or until their successors are elected and qualified. All officers serve at the discretion of the Board of Directors, except as provided below.

       Mr. Corriveau, a co-founder of the Dave & Buster's concept in 1982, has served as Co-Chief Executive Officer and President since June 1995, and as a director of the Company since May 1995 and as Co-Chairman of the Board since February 1996. Mr. Corriveau served as President and Chief Executive Officer of D&B Holding (a predecessor of the Company) from 1989 through June 1995. From 1982 to 1989, Messrs. Corriveau and Corley operated the Company's business.

       Mr. Corley, a co-founder of the Dave & Buster's concept in 1982, has served as Co-Chief Executive Officer and Chief Operating Officer since June 1995, and as a director of the Company since May 1995 and as Co-Chairman of the Board since February 1996. Mr. Corley served as Executive Vice President and Chief Operating Officer of D&B Holding from 1989 through June 1995. From 1982 to 1989, Messrs. Corley and Corriveau operated the Company's business.

       Mr. Carter has served as Vice President, Director of Store Support, since June 1995 and as Vice President and Director of Store Support of D&B Holding from November 1994 to June 1995. From 1982 to November 1994, he served in operating positions of increasing responsibilities for the Company and its predecessors.

       Mr. Duffey has served as Vice President of Amusements since March 1997 and as Director of Amusements of the Company from January 1995 until March 1997. From November 1987 to January 1995, Mr. Duffy served as Amusements Manager for the Company.

       Mr. Haynes has served as Vice President, Assistant Director of Operations of Dave & Busters, Inc. since September 1996. From January 1996 to September 1996, he served as Corporate Director of Management and Development. From 1982 to January 1996, he served in operating positions of increasing responsibilities for the Company and its predecessors.

       Mr. Krauthamer has served as Vice President of Training and Opening Team Director since October 1996 and as Vice President, Director of Store Openings, from December 1995 to October 1996. From 1991 to December 1995, Mr. Krauthamer served in operating positions of increasing responsibilities for the Company and its predecessors.

       Ms. Martinez has served as Vice President of Purchasing of the Company since March 1997 and as Corporate Business Manager from January 1995 until March 1997. From 1991 to 1995, Ms. Martinez served in operating positions of increasing responsibility for the Company and its predecessors.

       Mr. Michel has served as Vice President and Chief Financial Officer since February 1996, as Chief Financial Officer of the Company since June 1995 and as Chief Financial Officer of D&B Holding from November 1994 to June 1995. From 1992 to October 1994, Mr. Michel served as Vice President and Chief Financial Officer of Sfuzzi, Inc., an Italian restaurant chain based in Dallas, Texas. Mr. Michel was with the accounting firm of KPMG Peat Marwick from 1976 to 1992, becoming a partner of such firm in 1986.

       Mr. Murray has served as Vice President, Director of Legal and Administration and Secretary, since February 1996 and as Secretary and Director of Legal and

Administration since June 1995. Mr. Murray served as Director of Legal and Administration of D&B Holding from November 1994 until June 1995. Mr. Murray served as Vice President, Secretary, and General Counsel of Phillips Colleges, Inc. from 1988 through 1994.

       Mr. Paine has served as Vice President, Director of Communications of Dave & Busters, Inc. since September 1996. From November 1994 to September 1996 he served as Director of Communications. From 1983 to 1994, Mr. Paine was President of Dennis Paine & Associates, an advertising firm based in Woodland Hills, California.

       Mr. Plunkett has served as Vice President, Director of Information Systems of the Company since November 1996, as Vice President, Director of Training from June 1995 until November 1996 and as Vice President and Director of Training of D&B Holding from November 1994 to June 1995. From 1982 to November 1994, he served in operating positions of increasing responsibilities for the Company and its predecessors.

       Ms. Reynolds has served as Vice President of Human Resources since March 1997. From April 1996 to March 1997, she served as Director of Human Resources. Ms. Reynolds was the Georgia Joint Venture Partner for Carrabba's Italian Grill, a division of Outback Steakhouse, Inc., from May 1994 to March 1996. Ms. Reynolds served as Director of Human Resources for Peasant Restaurants, a division of Morton's Restaurant Group, Inc., from 1989 to 1994.

       Mr. Smith has served as Vice President, Director of Operations, of the Company since June 1995 and as Vice President and Director of Operations of D&B Holding from November 1994 to June 1995. From 1983 to July 1995, Mr. Smith served in operating positions of increasing responsibilities for the Company and its predecessors.

       Mr. Spain joined Dave & Busters, Inc. in March 1997 as Vice President, Director of Real Estate Development. From 1993 until joining Dave & Buster's, Mr. Spain managed the Real Estate Acquisition and Development Program for the Incredible Universe and Computer City Divisions of Tandy Corporation. In addition, from 1991 to 1993, Mr. Spain served as Director of Real Estate Financing for Tandy Corporation.

       Mr. Bernstein is founder of Morton's Restaurant Group, Inc., a New York Stock Exchange Company, and has been its Chairman of the Board and Chief Executive Officer since its inception in October 1988. Morton's owns and operates more than 42 restaurants, comprised of two distinct restaurant companies, Morton's of Chicago Steak Houses and Bertolini's Restaurants.

       Mr. Edison has been President and Founder of Acorn Retail Development since March 1997. He was Senior Executive Vice President of Edison Brothers Stores,

Inc., a specialty retailer ("Edison Brothers") from April 1995 to February 1997 and Director, Corporate Development of Edison Brothers from 1989 until February 1997. From 1992 to April 1995, Mr. Edison was an Executive Vice President of Edison Brothers. He was elected to the Board of Directors of Edison Brothers in 1990 and served as a director of the Company from December 1989 until February 1997. In November 1995, Edison Brothers filed for protection under Chapter 11 of the Federal Bankruptcy Code.

       Mr. Henrion has been a director of D&B Holding and, as a partner in Sandell Investments, has served as a consultant to the Company's business since 1989, and he has been a director of the Company since May 1995. He has also been a consultant to the restaurant industry since 1983. From 1972 to 1981, Mr. Henrion served as Executive Vice President and a director of TGI Friday's, Inc. Mr. Henrion is also Chairman of the Board and Chief Executive Officer of The Waldon Company, a corporation primarily engaged in real estate activities.

       Mr. Levy has been Vice Chairman of the Board of Directors of The Levy Restaurants and its parent entity, The Levy Organization, since 1978. The Levy Organization is a real estate development company, and The Levy Restaurants operates more than 40 restaurants, food service and special concession operations throughout the United States.

       Mr. Maguire has served as President of Staubach Retail Services, a national retail real estate consulting company, since its inception in 1994. Mr. Maguire joined The Staubach Company, a Dallas-based national real estate brokerage firm in 1986 to form its Retail Services Division.

       Mr. Newman has been Chairman and Chief Executive Officer of Race Rock International, a motorsports themed restaurant company, since July 1995. He served as Chairman of the Board of Edison Brothers from 1987 to April 1995. He served as Chairman of the Board of the Company from June 1995 to February 1996. Mr. Newman has been a director of the Company since 1989. He is also a director of Lee Enterprises, Inc. and Sigma-Aldrich Corporation. In November 1995, Edison Brothers filed for protection under Chapter 11 of the Federal Bankruptcy Code.

       Mr. Vittert has been a private investor for more than five years and is a director of Premiumwear, Inc. and Lee Enterprises, Inc.

       The Board of Directors held four meetings in fiscal 1996. No director attended fewer than 75% of the meetings of the Board which they were required to attend.

COMMITTEES OF THE BOARD OF DIRECTORS

       The Audit Committee, comprised of Messrs. Sneider (Chairman), Edison and Levy, recommends to the Board of Directors the appointment of the Company's independent auditors, reviews and approves the scope of the annual audit of the Company's financial statements, reviews and approves any non-audit services performed by the independent auditors, reviews the findings and recommendations of the internal and independent auditors and periodically reviews and approves major accounting policies and significant internal accounting control procedures. The Audit Committee met three times during fiscal 1996. Mr. Levy attended one Audit Committee meeting.

       The Compensation Committee, comprised of Messrs. Levy (Chairman), Bernstein and Vittert, reviews and recommends compensation of officers and directors, administers stock option plans and reviews major personnel matters. The Compensation Committee met one time during fiscal 1996. Mr. Bernstein did not attend the Compensation Committee meeting. See "Report of the Compensation Committee" included elsewhere in this Proxy Statement.

       The Executive Committee, comprised of Messrs. Corriveau, Corley, Levy, Newman and Sneider, exercises all of the powers and authority of the Board of Directors in the management and affairs of the Company when the Board of Directors is not in session, except to the extent such authority is delegated to another committee.

SUMMARY OF EXECUTIVE COMPENSATION

       The following table sets forth information concerning cash compensation paid or accrued by the Company during fiscal 1995 and 1996 to or for the Company's Co-Chief Executive Officers and the three other highest compensated executive officers of the Company whose total salary and bonus exceeded $100,000.

                      Annual Compensation                         Long-Term Compensation
                      -------------------                 -------------------------------------

                                                                          Securities
Name and                                                  Restricted      Underlying   All Other
Principal                                                   Stock          Options/     Compen-
Position               Year       Salary       Bonus        Awards          SAR's      sation (1)
--------               ----       ------      -----       ----------      ----------   --------
David O. Corriveau     1996     $263,718          0            0            0            0
                       1995      255,256           (2)         0            0            0

James W. Corley        1996      263,718          0            0            0            0
                       1995      255,256           (2)         0            0            0

Charles Michel         1996      138,462      2,500            0            0            0
                       1995      129,151      6,929          478            0            0

Alan L. Murray         1996      101,731      2,000            0            0            0
                       1995       96,821      1,500            0            0            0

Sterling R. Smith      1996       99,231     17,948            0            0            0
                       1995       94,151    136,100        9,000            0            0

-------------------

(1) None of the named executive officers received perquisites and other personal benefits, securities or property in excess of the lesser of $50,000 or 10% of such officer's total annual salary and bonus.

(2) See "Certain Transactions-Spin-Off and Related Transactions" regarding amounts paid in 1995 pursuant to 1989 acquisition agreements.

EMPLOYMENT AGREEMENTS; STANDSTILL

         In June 1995, Edison Brothers consummated a spin-off (the "Spin-Off") to its stockholders of its ownership position in the Company. In connection with the Spin-Off, the Company entered into employment agreements with each of Messrs. Corriveau and Corley (the "Employment Agreements") to supersede the employment agreements entered in 1989. The Employment Agreements provide for employment by the Company of Messrs. Corriveau and Corley at salaries at least equal to their present salaries for a period of five years after the Spin-Off and contain a covenant not to compete during such employment and for a period of two years after such Employment Agreements' termination prior to expiration. After the termination of an Employment Agreement by expiration, the two year covenant not to compete remains in effect if the Company elects to pay the employee the full amount of his then current salary for a period of one year after such date of expiration. The Employment Agreements may be terminated upon death, disability, for "cause" (as defined therein) or for a material breach of such Employment Agreement. Pursuant to the terms of each Employment Agreement, if either Mr. Corriveau's or Mr. Corley's employment is terminated prior to the expiration of their respective Employment Agreement other than because of death, certain disabilities, certain unlawful or dishonest acts or a breach of the terms of such Employment Agreement, the Company will be obligated to continue to provide such employee's current salary and benefits until the later of (i) one year after the date of such termination or (ii) the earlier of
(x) the expiration date of the respective Employment Agreement or (y) three years from the date of such termination. If, at any time during the term of either Employment Agreement, the respective employee is removed from the Board of

Directors of the Company or at the expiration of his term as a director is not nominated to serve as a director of the Company, and the cause of such removal or failure to nominate is not the result of employee's unwillingness to serve as a director of the Company or certain actions by the employee, then such employee may elect to terminate his employment and treat such removal or failure to nominate as a termination without cause.

         Pursuant to a standstill agreement entered in connection with the Spin-Off, Messrs. Corriveau, Corley and Henrion have agreed that, until June 2000, they (i) will support the candidates selected by the majority of the Board of Directors as nominees to the Board of Directors of the Company and will vote all of their common stock in favor of the election of such nominees at all annual and any special meetings of the shareholders of the Company; (ii) will not, without the consent of a committee of the Company's independent directors, proceed with or seek to cause, directly or indirectly, the acquisition of the Company or substantially all of the equity securities or assets of the Company, or participate in any group to accomplish the foregoing; and (iii) will not seek, without the consent of a committee of the Company's independent directors, directly or indirectly, to control or influence the management, Board of Directors or policies of the Company, through proxy solicitation, voting agreement or otherwise, or participate in any group to accomplish the foregoing; provided, however, this restriction shall not prevent any of them from influencing management, the Board of Directors or the policies of the Company as an officer or director of the Company.

1995 STOCK OPTION PLAN

         The Company's Board of Directors adopted the Dave & Buster's, Inc. 1995 Stock Option Plan (the "Option Plan") in order to encourage ownership of the Company's common stock by key employees of the Company and its subsidiaries as well as other persons providing services to the Company. The Board of Directors believes that the Option Plan will enable the Company to attract and retain the services of outstanding employees in competition with other employers. Approximately 150 employees of the Company are eligible to receive options under the Option Plan. Administration of the Option Plan is vested in the Compensation Committee of the Company's Board of Directors (the "Committee").

         A total of 450,000 shares of common stock of the Company is available for the granting of options under the Option Plan. As of February 2, 1997, options to purchase a total of 365,000 shares of common stock had been granted under the Plan. If an option expires or terminates before it has been exercised in full, the shares of common stock allocable to the unexercised portion of such option will again be available for the grant of options under the Option Plan. The maximum number of shares with respect to which the options may be granted to any individual during any calendar year is 45,000.

         The purchase price of the shares under each incentive stock option may not be less than 100% of the fair market value of the common stock at the time of grant. The purchase price under each non-qualified stock option may not be less than 85% of the fair market value of the common stock at the time of grant. The aggregate fair market value, determined at the time of grant, of the common stock with respect to which incentive stock options (granted under the Option Plan and any other stock option plan of the Company) first become exercisable by an optionee in any calendar year may not exceed $100,000. The term of an option may not be more than ten years from the date of grant. The Option Plan will terminate on May 25, 2005; however, options outstanding at the termination of the Option Plan will not be affected by such termination.

         The Committee, in its sole discretion, may grant tax-offset bonus rights ("TOBRs") with respect to non- qualified options. A TOBR entitles the optionee to receive from the Company, upon exercise of the related non-qualified options, an amount in cash equal to (1) the excess, if any, of the aggregate market price over the aggregate purchase price of the shares acquired by such exercise, multiplied by (2) a percentage determined solely by the Committee. The Committee is charged with determining all other terms and provisions of any TOBR.

         The federal income tax consequences with respect to awards under the Option Plan differ depending on the form of stock options granted and certain other circumstances. Grants and exercises of incentive stock options are not taxable events although the excess of the fair market value of the shares on the date of exercise over the option price is an item of tax preference for purposes of computing alternative minimum taxable income. However, upon the subsequent disposition of shares acquired upon exercise, the optionee generally will realize, as long-term capital gain or loss, the difference between the sale price and the option price, provided the shares are held by the optionee for at least one year after the date of exercise and two years after the date of grant; however, if the shares are disposed of before the expiration of the one-year and two-year holding periods, the optionee generally will realize ordinary compensation income at the time of the disposition limited to the lesser of (a) the gain, if any, or (b) the excess of the fair market value of the shares at the time the option was exercised over the option price. The Company generally will be entitled to a deduction equal to the ordinary compensation income realized by the optionee. Grants of non-qualified stock options are not taxable events. However, upon exercise, the optionee generally will realize ordinary compensation income equal to the excess of the fair market value of the shares so acquired over the option price. The Company generally will be entitled to a deduction equal to the ordinary compensation income realized by the optionee.

         The following table sets forth information regarding the grant of stock options during fiscal 1996 under the Option Plan to the executive officers named in the above compensation table:



                          Individual Grants
                          -----------------
                              Percent of
                                Total                                     Potential Realizable
                              Options/                                      Value at Assumed
                                SARs                                      Annual Rates of Stock
                 Options/     Granted to      Exercise                    Price Appreciation for
                   SARs       Employees       or Base                        Option Term(1)
                 Granted       in Fiscal       Price     Expiration        ------------------
Name               (#)           Year         ($/Sh)        Date           5%($)       10%($)
----             -------      ----------     --------    ----------        -----       ------
Charles Michel     2,500        3.88%          16.50       4/01/06          25,950      65,750

Alan L. Murray     2,500        3.88%          16.50       4/01/06          25,950      65,750

Sterling R. Smith  2,500        3.88%          16.50       4/01/06          25,950      65,750

----------------------

(1) The 5% and 10% assumed annual rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not reflect the Company's estimates or projections of future prices of the shares of the Company's common stock. There can be no assurance that the amounts reflected in this table will be achieved.


         The following table sets forth certain information with respect to the options held by the executive officers named in the above compensation table at February 2, 1997:

                                                                                       Value of Unexercised
                                                      Number of Unexercised             In-the-Money Option
                                                            Options at                           at
                                                        February 2, 1997(1)             February 2, 1997(2)
                       Shares         Value         ----------------------------    ---------------------------
Name                 Exercised      Realized        Exercisable    Unexercisable    Exercisable   Unexercisable
----                 ---------      --------        -----------    -------------    -----------   -------------
 David O.                0             0              8,835           35,340           54,144         216,458
 Corriveau

 James W. Corley         0             0              8,835           35,340           54,144         216,458

 Charles Michel          0             0              3,500           16,500           10,063          51,813

 Alan L. Murray          0             0              2,100           10,900            6,038          35,713

 Sterling R.             0             0              2,100           10,900            6,038          35,713
 Smith

--------------------
(1) No options were exercised by the named executive officers during fiscal 1996.
(2) Based upon the closing price of the Common Stock of the Company on February 2, 1997, which price was $21.125 per share.

DIRECTOR COMPENSATION

         Directors who are employees of the Company receive no additional compensation for their attendance at meetings of the Board or any of its committees of which they are members.

         Directors who are not employees of the Company receive $8,000 as an annual retainer, $1,000 for participation in each Board meeting and $800 for participation in each committee meeting. When participation in a Board or committee meeting is by telephone, the fee paid is one-half of the amount reported above.

         In February 1996, the Company adopted a stock option plan for outside directors (the "Directors Plan") to provide independent, outside directors (excluding those directors who were stockholders prior to February 1996) with an incentive for serving as a director by providing a proprietary interest in the Company through the granting of options. Directors who are not employees are entitled to participate in the Directors Plan. A total of 100,000 shares of common stock are subject to the Directors Plan. Upon election to the Board of Directors of the Company, each eligible director is granted an option to purchase 15,000 shares effective as of the date of such election and vesting over a three year period. Accordingly, options have been granted to each of Messrs. Bernstein, Levy and Vittert to purchase an aggregate of 15,000 shares at an exercise price of $15.56 per share. The options granted under the Directors Plan are not entitled to "incentive stock option" treatment for federal income tax purposes. Accordingly, under federal income tax laws, an optionee upon exercise of an option under the Directors Plan will recognize ordinary income equal to the fair market value of the stock on the date of exercise minus the exercise price.

CERTAIN FILINGS BY EXECUTIVE OFFICERS AND DIRECTORS

         Under the securities laws of the United States, the Company's directors, executive officers and persons who own more than 10% of the Company's common stock are required to report their initial ownership of the Company's common stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates have been established for these reports, and the Company is required to disclose in this proxy statement any failure to file by these dates. All of these filing requirements were satisfied during fiscal 1996 except that Mr. Corriveau and Mr. Michel each filed one report 13 days late (sale of 15,000 shares by Mr. Corriveau on September 13, 1996 and sale of 100 shares by Mr. Michel on September 21, 1996).

                              CERTAIN TRANSACTIONS

         Pursuant to a consulting agreement between the Company and Sandell Investments, the Company pays consulting fees to Sandell Investment for advisory services relating to expansion and site selection, market analysis, improvement and enhancement of the Company's business and other similar activities. The Company paid Sandell Investments the amount of $125,000 in fiscal 1996 and will continue to pay such amount through 1999 when the consulting agreement expires.

                            STOCK PRICE PERFORMANCE

         The Company's common stock has been traded publicly since June 26, 1995. Prior to such date, there was no established market for its common stock. Set forth below is a line graph indicating a comparison of cumulative total returns (change in stock price plus reinvested dividends) for the Company's common stock from June 26, 1995 (the first day which the common stock was publicly traded) through February 2, 1997 as contrasted with (i) the Standard & Poor's 500 Stock Index and (ii) the Standard & Poor's Restaurant Stock Composite Index. Each index assumes $100 invested at June 26, 1995 and is calculated assuming reinvestment of dividends.





--------------------------------------------------------------------------------
                           06/26/95          02/04/96          02/02/97
--------------------------------------------------------------------------------
 Dave & Buster's            100.00            132.95            192.04
--------------------------------------------------------------------------------
 S&P 500                    100.00            116.85            148.51
--------------------------------------------------------------------------------
 S&P Restaurants            100.00            127.12            118.93
--------------------------------------------------------------------------------

                            STOCKHOLDERS' PROPOSALS

         Any proposals that stockholders of the Company desire to have presented at the 1998 annual meeting of stockholders must be received by the Company at its principal executive offices no later than January 31, 1998.


                                 MISCELLANEOUS

         The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors and regular officers and employees of the Company. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

         Representatives of Ernst & Young LLP, the Company's independent auditors, are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire and to be available to respond to appropriate questions.

                                    By Order of the Board of Directors


                                    Alan L. Murray
                                    Secretary


Dallas, Texas
May 12, 1997

                      REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee is empowered to review, and to recommend to the full Board of Directors, the annual compensation, long-term incentive compensation and compensation procedures for all executive officers of the Company. The Compensation Committee, composed solely of non-employee directors, also administers the Option Plan.

         As a matter of policy, the Compensation Committee believes that the annual compensation of the executive officers should consist of both a base salary component and bonus component. The base salary component should be based on generally subjective factors and include the contribution the executive officer made and is anticipated to make to the success of the Company, the level of experience and responsibility of the executive officer, the competitive position of the Company's executive compensation and the Company's historical levels of compensation for executive officers. The Compensation Committee does not expect to assign quantitative relative weights, however, to any of these factors. The bonus component of the annual compensation of the executive officers should provide executive officers with the opportunity to earn a significant portion of their base salary in the form of incentive compensation, which therefore puts a significant portion of their total compensation "at risk." This incentive compensation is distributed upon the achievement of certain predetermined earnings targets.

         As described elsewhere in the proxy statement, the annual base salary for the co-chief executive officers of the Company has been established pursuant to arms length negotiations between the co-chief executive officers and Edison Brothers as a part of the spin-off of the Company from Edison Brothers and in recognition of the 1989 agreements entered into in connection with the original acquisition of the Company's business by Edison Brothers in 1989. In addition, the incentive compensation paid in fiscal 1995 to such persons was established pursuant to agreements negotiated in 1989. Accordingly, the Compensation Committee did not separately review the compensation of the co-chief executive officers during fiscal 1996.

         The Company does not provide for any long-term compensation for executive officers other than through the granting of stock options. Option grants are made in the discretion of the Compensation Committee. No options were granted to the Company's co-chief executive officers in fiscal 1996.

Mark A. Levy, Chairman
Mark B. Vittert
Allen J. Bernstein

     [DAVE & BUSTER'S LOGO]

                                                                  May 12, 1997

     Dear Stockholder:

     The annual meeting of stockholders of Dave & Buster's, Inc. will be held in the Show Room at Dave & Buster's, 10727 Composite Drive, Dallas, Texas, on June 11, 1997 at 1:00 p.m., local time.

     It is important that your shares are represented at this meeting. Whether or not you plan to attend the meeting, please review the enclosed proxy materials, complete the attached proxy form below, and return it promptly in the envelope provided.

     Thank You.


     PLEASE DETACH PROXY HERE, SIGN AND MAIL IN PROVIDED ENVELOPE

    -------------------------------------------------------------------------

                            DAVE & BUSTER'S, INC.

                        Annual Meeting June 11, 1997

    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE CORPORATION

The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Stockholders of Dave & Buster's, Inc. (the "Company") to be held on June 11, 1997, at 1:00 p.m., local time, and the Proxy Statement in connection therewith, and (b) appoints David O. Corriveau and James W. Corley, or each of them, his proxies, with full power of substitution and revocation, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at said meeting or at any adjournment thereof, and the undersigned directs that his proxy be voted as follows:

1. Election of Directors:

FOR all nominees listed               WITHHOLD AUTHORITY
below (except as marked             to vote for all nominees
to the contrary below)                  listed below

        [ ]                                  [ ]


   James W. Corley, Peter A. Edison and Mark B. Vittert.

  INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.

2. On any other matter that may be submitted to a vote of shareholders.


(YOU ARE REQUESTED TO COMPLETE, SIGN AND RETURN THIS PROXY PROMPTLY)

          PLEASE DETACH PROXY HERE, SIGN AND MAIL IN PROVIDED ENVELOPE

--------------------------------------------------------------------------------


If more than one of the proxies listed shall be present in person or by substitute at the meeting or any adjournment thereof, the majority of said proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTORS.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

                                                Dated: _________________________

                                                ________________________________
                                                Signature

                                                ________________________________
                                                Signature if held jointly

                                                Please date the proxy and sign
                                                your name exactly as it appears
                                                hereon. Where there is more
                                                than one owner, each should
                                                sign. When signing as an
                                                attorney, administrator,
                                                executor, guardian or trustee,
                                                please add your title as such.
                                                If executed by a corporation,
                                                the proxy should be signed by
                                                a duly authorized officer.
                                                Please sign the proxy and
                                                return it promptly whether or
                                                not you expect to attend the
                                                meeting. You may nevertheless
                                                vote in person if you do attend.